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                                                                 EXHIBIT 5

                             [AK Steel Letterhead]



                                August 25, 1999

AK Steel Holding Corporation
703 Curtis Street
Middletown, Ohio 45043

        Re:  AK Steel Holding Corporation Registration Statement
             On Form S-4 Relating to the AK Steel/Armco Merger
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Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-4 (the "Registration Statement") to be filed by AK Steel Holding Corporation, a Delaware corporation ("AK Holding"), under the Securities Act of 1933, as amended, relating to the issuance of shares of AK Holding's common stock, par value $.01 per share ("AK Holding Common Stock") and shares of a new issuance of AK Holding preferred stock, par value $1.00 per share, designated as Series B $3.625 Cumulative Convertible Preferred Stock (the "$3.625 Preferred Stock"), I am rendering this opinion with respect to the validity of the shares of AK Holding Common Stock and $3.625 Preferred Stock to be issued pursuant to the terms of the Merger Agreement referred below. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

As set forth in the Registration Statement, the issuance of shares of AK Holding Common Stock will occur in connection with the consummation of the merger of Armco Inc. with and into AK Steel Corporation ("AK Steel"), a Delaware corporation and the wholly-owned subsidiary of AK Holding, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 20, 1999, by and among Armco Inc., AK Holding and AK Steel.

In my capacity as General Counsel for AK Holding, I have examined, either personally or indirectly through lawyers who report to me or through other counsel, originals or copies (certified or otherwise identified to my satisfaction) of the Merger Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of AK Holding, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as the basis for the opinions hereinafter set forth.
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August 25, 1999
Page 2

In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of AK Holding and upon the representations and warranties of AK Holding contained in the Merger Agreement.

Based on the foregoing, I am of the opinion that the shares of AK Holding Common Stock and $3.625 Preferred Stock to be issued pursuant to the Merger Agreement have been duly authorized and, when issued as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable.

I express no opinion with respect to the laws of any jurisdiction other than the corporate laws of the State of Ohio and the federal securities laws of the United States.

I hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to any and all references to me in the proxy statement/prospectus which is a part of the Registration Statement.

                                                Very truly yours,

                                                /s/ John G. Hritz
                                                ----------------------------
                                                John G. Hritz
                                                Executive Vice President and
                                                General Counsel